UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

6500 SW 15th Ave, Suite 300, Ft. Lauderdale, FL 33309
(Address of principal executive offices) (Zip Code)

(954) 545-8181
(Registrant’s telephone number, including area code)

1541 N. Dale Mabry Highway, Suite 201
Lutz, FL 33558
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)(i)     Information Architects Corporation announced today that the Board of Directors has received and accepted the resignation of Michael Clark as President, effective April 5, 2005.

    Mr. Clark verbally resigned his position in the company with no specific reason given.

(c)(i)     Information Architects Corporation is currently in the process of finding a replacement for Mr. Clark. In the interim, the chief operating officer of the company, William Overhulser, will assume Mr. Clark’s duties as President until a replacement is appointed by the Board of Directors.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: April 6, 2005	Information Architects Corporation BY: /S/ William Overhulser —————————————— William Overhulser, COO